SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2003

Commission File Number 0-16986

ACCLAIM ENTERTAINMENT, INC.

(Exact name of the registrant as specified in its charter)

Delaware	38-2698904
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Acclaim Plaza, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

(516) 656-5000

(Registrant’s telephone number)

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ITEM 5.    OTHER EVENTS

Acclaim Entertainment, Inc. (the “Registrant”) today announced that, on September 26, 2003, the Company fully prepaid, out of its working capital, the $5,000,000 outstanding balance of its supplemental discretionary loan from its principal lender, GMAC Commercial Finance LLC.

Additionally, also on September 26, 2003, Mr. Gregory Fischbach, Co-Chairman of the Registrant’s Board of Directors and Mr. James Scoroposki, Senior Executive Vice President and Co-Chairman of the Registrant’s Board repaid in full, the remaining outstanding balances of $1,000,000 each on the October 2001 promissory notes which had been issued by Mr. Fischbach and Mr. Scoroposki to the Registrant as consideration for the exercise of certain warrants.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCLAIM ENTERTAINMENT, INC.

Date: October 1, 2003	By:	/S/ GERARD F. AGOGLIA
Name: Gerard F. Agoglia
Title: Chief Financial Officer

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